Exhibit 99.6

Global Real Estate Investment Management Overview Matt Khourie CEO CBRE Global Investors December 6, 2012

Statistics 32 offices Investments in 27 countries $90.4B of assets under management (AUM)1 Approximately 1,100 employees More than 600 clients globally Active in: core and core plus value-add and opportunistic fund of funds global securities 56 direct funds and 72 direct separate accounts 1. As of September 30, 2012. AUM refers to the fair market value of real estate-related assets with respect to which CBRE Global Investors provides, on a global basis, oversight, investment management services and other advice, and which generally consist of properties and real estate-related loans; securities portfolios; and investments in operating companies, joint ventures and in private real estate funds under its fund of funds program. This AUM is intended principally to reflect the extent of CBRE Global Investors' presence in the global real estate market, and its calculation of AUM may differ from the calculations of other asset managers.

Global Investment Management Growth Normalized EBITDA excludes the write-down of impaired investments, cost containment expenses and integration and other costs related to acquisitions Includes $26.8 million in 2010, $23.3 million in 2011 and $7.1 million in 2012 associated with the consolidation of several properties due to a change in accounting regulations, effective January 1, 2010 Includes $5.4 million of revenue and $4.0 million of EBITDA from discontinued operations Includes activity from ING CRES, ING REIM Asia and ING REIM Europe beginning on July 1, October 3 and October 31, 2011, respectively $ in millions 161.2 359.2 Revenue Normalized EBITDA1,2 141.4 215.6 295.5 3,4 3,4 134.8 127.5 124.0 219.8 298.3 26.0 13.9 71.7 74.2 60.9 0.4 19.9 1.5 2008 2009 2010 2011 YTD Q3 2012 Carried Interest Acquisition/Disposition/Incentive/Other Asset Management 28.9 18.4 55.9 57.3 111.2 2008 2009 2010 2011 YTD Q3 2012

AUM $ in billions 90.4 Q3 2102 100.0 90.0 80.0 70.0 60.0 50.0 40.0 30.0 20.0 10.0 - GMM Securities Asia Europe NorthAmerica 2008 21.8 9.4 2.7 1.5 3.1 38.5 2009 19.5 9.5 0.5 2.1 3.1 34.7 2010 20.6 10.0 0.4 2.5 4.1 37.6 2011 19.2 37.6 5.1 19.8 12.4 94.1 Q3 2102 17.1 35.1 4.1 22.2 11.9 90.4

AUM As of September 30, 2012 AUM by Program Type 1 ($B) AUM by Strategy 1 ($B) 22.2 11.9 0.6 23.1 32.6 9.3 5.7 75.4 Separate Accounts Funds Securities Funds of Funds Debt Core Value-Add Opportunistic

Equity Raised Excludes capital raised by ING REIM business units prior to their respective acquisition dates. Includes gross inflows for global securities 1, 2 2 $ in billions 2008 4.6 2009 1.9 2010 5.0 20111,2 5.9 YTD Q3 20122

2012 Highlights EMEA Approximately $675 million mandate from a UK insurance company – notable diversification from traditional defined benefit plans Approximately $255 million mandate from EDS Pension Fund Approximately $155 million mandate from Korea’s Public Officials Benefit Association to acquire London asset Asia Pacific Approximately $179 million acquisition of Kowloon Commerce Center in Hong Kong Approximately $175 million acquisition of Hewlett Packard Building in Seoul, Korea, on behalf of an investment vehicle of five Korean investors

2012 Highlights United States Nearly $1.1 billion raised for a new value-add strategy fund, which has purchased or committed to $913 million in acquisitions Approximately $395 million of a vintage value-add strategy fund assets sold or under contract YTD Q3 2012 with strong returns Approximately $100 million of equity raised for multifamily development initiatives and $377 million of new multifamily developments started Approximately $141 million in debt and debt-related investments YTD Q3 2012 by Capital Partners, our debt business Global Approximately $300 million raised with CBRE Clarion Securities launch of a long/short product; team was selected as the sole global real estate securities manager for an industry-leading mobile and computing device company’s 401K program Approximately $98 million acquisition of 16.7% of GLP Japan Logistics Partners (joint venture between Global Logistic Properties Limited and China Investment Corporation) on behalf of Global Multi Manager clients

Global Investors EMEA Snapshot Mature business with broad geographic diversity EMEA AUM totals $35.1B AUM concentration in UK and Western/Central Europe. Limited concentration in Southern Europe at 14% of total EMEA AUM 1. As of September 30, 2012

Global Investors EMEA Snapshot Heavy concentration in shopping centers with total occupancy rates over 97% Largest private owner of shopping centers in Europe Virtually all (approximately 95%) core/core plus strategies 1. As of September 30, 2012

Growth Opportunities Core Preferred Strategies Acquire prime industrial in U.S., Asia Pacific and select European cities Target retail throughout Asia and selectively in Europe and U.S. Buy office properties in second-tier U.S. and top Asia Pacific markets Enhanced Preferred Strategies Reposition office in recovering U.S., European and Asia Pacific metros Develop logistics facilities throughout Asia Pacific and selectively in U.S. and Europe Develop and reposition U.S. and Asia Pacific multi-family assets Buy discounted loans from lenders to access quality properties Capitalize on global undersupply of new financing for non-core commercial real estate and the continuing wave of loan maturities

Growth Opportunities Platform Seamlessly raise and deploy capital around the globe Expand product offerings to meet investor demand Increase footprint in select European countries and Asia Pacific Offer enterprise clients unique value propositions Focus on separate accounts with global mandates CBRE Collaboration Leveraging on-the-ground local market knowledge of CBRE platform to enhance asset performance Tapping CBRE investment sales teams to gain accelerated knowledge of and access to deal flow, including off-market opportunities Enhanced access to CBRE research with more than 400 professionals